Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Unitil Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Thomas P. Meissner, Jr., Chief Executive Officer and President, Laurence M. Brock, Chief Financial Officer and Daniel J. Hurstak, Controller, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature	Capacity	Date

/s/ Thomas P. Meissner, Jr
Thomas P. Meissner, Jr.	Chief Executive Officer and President	April 30, 2020

/s/ Laurence M. Brock
Laurence M. Brock	Chief Financial Officer	April 30, 2020

/s/ Daniel J. Hurstak
Daniel J. Hurstak	Controller	April 30, 2020